As filed with the Securities and Exchange Commission on September 9, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_______________________________

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	98-0171860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
27-11-343-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Chris G.B. Meyer
Group Chief Executive Officer
Lesaka Technologies, Inc.
President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
Tel: 27-11-343-2000
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:
Eric Orsic, Esq.
McDermott Will & Emery LLP
444 West Lake Street, Suite 4000
Chicago, IL 60606-0029
Tel: (312) 372-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ x ]
Non-accelerated filer [ ]	Smaller reporting company [ x ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange
Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement that we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 9, 2022

PROSPECTUS

$350,000,000
Common Stock, Preferred Stock, Debt Securities,
Warrants and Units

This prospectus covers our offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants or units described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to sell the securities unless accompanied by a prospectus supplement. The aggregate offering price of all securities sold by us under this prospectus may not exceed $350,000,000.

The securities may be offered and sold by us to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See "Plan of Distribution." Our common stock is listed on The Nasdaq Global Select Market ("Nasdaq") in the United States under the symbol "LSAK" and on the Johannesburg Stock Exchange (the "JSE") in South Africa under the symbol "LSK." Nasdaq is our principal market for the trading of our common stock. On September 7, 2022, the last reported sale price of our common stock on Nasdaq and the JSE was $5.25 and ZAR86.01 per share, respectively.

Investing in our securities involves risks that are referenced under the caption "Risk Factors" on page 3 of this prospectus. You should read this document and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated  , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process under the Securities Act of 1933, as amended (the "Securities Act"). Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $350,000,000. This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information described under the heading "Where You Can Find More Information" before making an investment decision.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date. This prospectus may not be used by us to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, "Lesaka," "Company," "we," "us" and "our" refer to Lesaka Technologies, Inc. and its consolidated subsidiaries. References to "securities" include any security that we might offer under this prospectus or any prospectus supplement.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

THE COMPANY

At Lesaka, our mission and core purpose is to bring financial inclusion to merchants and consumers in Southern Africa by building a world-class fintech platform. Our vision is to build and operate the leading South African full service fintech platform, offering cash management, payment and financial services.

Our core purpose is to improve people's lives by bringing financial inclusion to South Africa's underserved and underbanked customers, and helping small businesses access the financial services they need to prosper. We achieve this through our ability to efficiently digitize the last mile of financial inclusion, and to provide a full-service fintech platform across cash and digital, serving the needs of both, while also facilitating the secular shift from cash to digital that is currently taking place.

We are building a dual-sided financial ecosystem offering banking, lending and insurance to consumers, and cash, card, capital, payment and Value Added Services ("VAS") solutions to micro, small and medium enterprises ("MSMEs"). Our dual-sided financial ecosystem has two overlapping segments: Merchants and Consumers.

Customers- In our B2C Consumer Segment, our focus is on the lower end of the market that has traditionally been under-banked. Our products are designed for consumers within Living Standards Measures ("LSMs") 1 to 6, which comprises approximately 26 million people. We currently have over 1.1 million active customers who are predominantly recipients of social grants offered by the South African Government.

In our B2B Merchant Segment, we recently completed the acquisition of the Connect Group during the year ended June 30, 2022, which significantly advanced our vision and is truly transformational for our company. The acquisition adds significant scale to our existing B2B offering which mainly services formal merchants, bringing over 51,000 MSMEs into the Merchant business segment. Through the introduction of a suite of solutions and technologies targeted at the MSME merchant sector where we were previously under-represented, we can address the needs of approximately 1.4 million informal and approximately 700,000 formal MSMEs in South Africa.

The informal sector merchants are generally smaller and operate in rural areas or in informal urban areas and do not have access to traditional banking products. The formal merchants are generally in urban areas, have larger turnovers and have ready access to multiple service providers. We operate separate brands in these two sectors of the economy.

Products-We offer a comprehensive set of products and services to our consumer and merchant customers.

In our Consumer Segment, our products include transactional banking, short-term loans, a digital wallet as well as insurance and various VAS to consumers underserved in South Africa, aligning with our purpose of improving people's lives and increasing financial inclusion. Our value proposition and products are designed to be simple, relevant and cost effective for our target market.

In our Merchant Segment, to the MSME customers, we offer cash management and digitization, card acquiring, growth capital, VAS and bill and supplier payments. At a larger enterprise level we offer bill and supplier payments and VAS through our proprietary financial switch, as well as point of sale devices and maintenance, bank and SIM card production and other specialized technology products.

We are headquartered in Johannesburg, South Africa. More information about us is available on our web site at www.lesakatech.com. Information on our web site is not incorporated by reference into this prospectus. Our principal executive offices are located at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg 2196, South Africa. Our phone number is 27-11-343-2000.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision in our securities, you should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein (including the "Risk Factors" section beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on September 9, 2022) together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements in this prospectus and the documents incorporated by reference herein are based on the beliefs and assumptions of our management and on information currently available. Forward-looking statements include information about possible or assumed future results of operations in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other statements preceded by, followed by or that include the words "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology.

These forward looking statements involve risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. The following important factors, among others, could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements:

  our ability to successfully complete, integrate and achieve the expected benefits from acquisitions, including our recent acquisition of the Connect Group;

  our ability to service our debt, make scheduled debt repayments and comply with related restrictive and financial covenants;

  our ability to implement our strategic objectives, including prioritizing South Africa as our core market;

  our ability to transform parts of our South African operations to a business-to-consumer model through our EPE bank account and ATM infrastructure;

  our ability to compete successfully with other companies that offer financial services and payment processing services;

  our ability to achieve applicable broad-based black economic empowerment objectives in our South African operations;

  our ability to manage the risks associated with operating in South Africa and other emerging markets, including fluctuations in foreign currencies against our reporting currency and the adverse effects of geopolitical conflicts; and

  the extent, duration and anticipated impact of the COVID-19 pandemic on our business.

Additional information concerning these and other risk factors that might cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and our other reports we file with the SEC after the date of this prospectus that will be incorporated by reference into this prospectus. You should not place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this prospectus. We undertake no obligation to release publicly any revisions to the forward-looking statements after the date of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that Lesaka may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and any accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 200,000,000 shares of common stock and 50,000,000 shares of preferred stock. As of September 6, 2022, 59,312,446 shares of our common stock, par value $0.001 per share, and no shares of our preferred stock, were outstanding.

Common Stock

The issued and outstanding shares of common stock are, and the shares of common stock that we may issue in the future will be, validly issued, fully paid and nonassessable. Holders of our common stock are entitled to share equally, share for share, if dividends are declared on our common stock, whether payable in cash, property or our securities. The shares of common stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share equally, share for share, in our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any series of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting. Except as otherwise required by law or our amended and restated articles of incorporation, the holders of common stock vote together as a single class on all matters submitted to a vote of shareholders.

Our common stock is listed on Nasdaq in the United States under the symbol "LSAK" and on the JSE in South Africa under the symbol "LSK." Nasdaq is our principal market for the trading of our common stock.

Preferred Stock

We may issue shares of preferred stock in series and may, at the time of issuance, determine the designations, preferences, conversion rights, cumulative, relative, participating optional or other rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without shareholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  The debt securities will be issued under an indenture and any indenture supplemental thereto between us and Computershare Trust Company, N.A., as trustee.

We have summarized select portions of the material provisions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. We will indicate in the applicable prospectus supplement any material variation from the expected terms of the indenture described below.

General

The debt securities will be either our secured or unsecured general obligations. Unless we give you different information in the prospectus supplement, the senior debt securities will rank equally with all of our other senior and unsubordinated debt. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "Description of Debt Securities - Subordination of Subordinated Debt Securities" and in the applicable prospectus supplement.

Because we are a holding company that conducts all of its operations through subsidiaries, holders of the debt securities will have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that the debt securities are guaranteed by one or more subsidiary guarantees.

The provisions of each indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series.

A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. The terms will be established in an officers' certificate or a supplemental indenture. The officers' certificate or supplemental indenture will be signed at the time of issuance and will contain important information. The officers' certificate or supplemental indenture will include some or all of the following terms for a particular series of debt securities:

  the title of the securities and any applicable CUSIP and/or ISIN numbers;

  any limit on the amount that may be issued;

  the maturity date(s);

  the form of the debt securities;

  the applicability of any guarantees;

  whether the debt securities are secured or unsecured;

  whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

  if the issue price is other than the principal amount, the portion of the principal amount payable upon declaration of acceleration of maturity or the portion of the principal amount that is convertible into another security;

  the interest rate or the method of computing the interest rate;

  Lesaka's right, if any, to defer payment of interest and the maximum length of any deferral period;

  the terms and conditions on which the debt securities may be redeemed at the option of Lesaka;

  the date(s), if any, on which, and the price(s) at which Lesaka is obligated to redeem, or at the holder's option to purchase, such series of debt securities and other related terms and provisions;

  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and whole multiples of $1,000;

  the terms and conditions relating to any auction or remarketing of the debt securities;

  whether or not the debt securities will be issued in global form and who the depositary will be;

  the terms and conditions relating to conversion or exchange of any debt securities;

  the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity;

  additions to or changes in the covenants applicable to the debt securities;

  additions to or changes in the events of default with respect to the debt securities;

  additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

  additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

  additions to or changes in the provisions relating to the modification of the indenture;

  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

  whether interest will be payable in cash or additional debt securities at Lesaka's or the holder's option;

  the terms and conditions upon which Lesaka will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities to any holder that is not a "United States person" for federal tax purposes;

  any restrictions on transfer, sale or assignment of the debt securities; and

  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, debt securities or other securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Lesaka. These provisions may allow or require adjustment of the number of shares of common stock or other securities of Lesaka to be received by the holders of such series of debt securities.

Covenants

Under the indenture, Lesaka agrees to pay the interest, principal and any premium on the debt securities when due, and to maintain a place of payment. In addition, we must comply with the covenant described below:

Provision of Compliance Certificate. We are required under the indenture to deliver to the trustee within 120 days after the end of each fiscal year an officer's certificate certifying as to our compliance with all conditions and covenants under the indenture, or if we are not in compliance, identifying and describing the nature and status of such non-compliance.

Consolidation, Merger or Sale

The indenture does not restrict the ability of Lesaka to merge or consolidate, or sell, convey, transfer or otherwise dispose of its property or lease all or substantially all of its assets as long as certain conditions are met. Any such successor entity shall succeed to and be substituted for Lesaka with the same effect as if it had been named as Lesaka under the indenture and the debt securities and the predecessor shall be relieved of all obligations and covenants under the indenture and the debt securities.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities issued:

  we fail to pay interest when due and such failure continues for 90 days, unless the time for payment has been properly extended or deferred in accordance with the terms of the particular series;

  we fail to pay the principal or any premium when due, unless the maturity has been properly extended in accordance with the terms of the particular series;
  we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant or agreement specifically relating to another series of debt securities, and such failure continues for 90 days after we receive a notice of default from the trustee or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all of the affected series;

  certain events of bankruptcy or insolvency, whether voluntary or not; and

  any additional events of default that may be established with respect to a particular series of debt securities under the indenture, as may be specified in the applicable prospectus supplement.

If, with regard to any series, an event of default resulting from a failure to pay principal, any premium or interest occurs and is continuing or resulting from failure to observe or perform any other covenant or agreement contained in the debt securities or the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, and accrued and unpaid interest on, all debt securities of that series immediately due and payable.

If an event of default other than a failure to pay principal, any premium or interest occurs and is continuing or resulting from failure to observe or perform any other covenant or agreement contained in the debt securities or the indenture, the principal of and accrued and unpaid interest on all the outstanding debt securities of all affected series shall automatically be immediately due and payable without any declaration or other act on the part of the trustee or the holders of outstanding debt securities.

The holders of a majority in principal amount of the outstanding debt securities of any affected series may waive any past default with respect to such series and its consequences, except a default or events of default regarding payment of principal, any premium or interest, in which case the holders of the outstanding debt securities of each affected series shall vote to waive such default or event of default as a separate class. Such a waiver will eliminate the default.

Unless otherwise specified in the indenture, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the holders of the debt securities have offered the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur. The holders of a majority in principal amount of the outstanding debt securities of any series affected by an event of default will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that:

  such direction is not in conflict with any law or unduly prejudicial to the holders of debt securities outstanding; and

  the trustee need not take any action that might involve it in personal liability.

A holder of the debt securities of a particular series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies, in each case with respect to such series of debt securities, if:

  the holder has given written notice to the trustee of a continuing event of default;

  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the particular series have made written request to the trustee to institute proceedings as trustee;

  such holders have offered indemnity satisfactory to the trustee to cover the cost of the proceedings; and

  the trustee does not institute a proceeding and does not receive inconsistent directions from a majority in principal amount of the outstanding debt securities within 90 days of receiving the written notice of an event of default.

Modification of Indenture; Waiver

Without the consent of any holders of debt securities, Lesaka and the trustee may change an indenture:

  to fix any ambiguity, defect or inconsistency in the indenture;

  to effect the assumption of a successor corporation of our obligations under such indenture and the outstanding debt securities;

  to add to the covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of the debt securities, to make the occurrence of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power conferred upon Lesaka in the indenture;

  to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect; and

  to effect certain other limited purposes described in the indenture;

  to evidence and provide for the acceptance of appointment under the indenture by a successor trustee; and

  to comply with any requirements of the Commission with the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

The rights of holders of a series of debt securities may be changed by Lesaka and the trustee with the written consent of the holders of a majority of the principal amount of the outstanding debt securities of all series then outstanding under the indenture. However, the following changes may only be made with the consent of each holder of debt securities of each series affected by the change:

  extending the fixed maturity;

  reducing the principal amount;

  reducing the rate of or extending the time of payment of interest;

  reducing any premium payable upon redemption; or

  reducing the percentage of debt securities referred to above, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

  provide for payment;

   register the transfer or exchange of debt securities of the series;

  replace stolen, lost or mutilated debt securities of the series;

  pay principal of and premium and interest on any debt securities of the series;

  maintain paying agencies;

  hold monies for payment in trust;

  recover excess money held by the trustee;

  compensate and indemnify the trustee; and

  appoint any successor trustee.

In order to exercise our rights to be discharged, we must have paid all sums payable with respect to such series of debt securities and (1) deliver to the trustee for cancellation all debt securities authenticated and not delivered to the trustee for cancellation or (2), in the event all such debt securities of a particular series not delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, deposit with the trustee as trust funds money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on in the opinion of a nationally recognized firm of independent public accountants.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating thereto will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Rights and Duties of the Trustee

The trustee, except when there is an event of default, will perform only those duties as are specifically stated in the indenture. If an event of default has occurred with respect to any series of debt securities, the trustee shall exercise with respect to such debt securities the rights and powers it has under the indenture and use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Except as provided in the preceding sentence, the trustee is not required to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties or exercising its rights or powers unless it reasonably believes that it will be repaid or receive adequate indemnity. Before the trustee acts or refrains from acting, it may require an officers' certificate and an opinion of counsel. The trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Furthermore, the trustee will not be deemed to have any notice of any default until the trustee has received written notification in the manner set forth in the indenture or a responsible officer of the trustee has obtained actual knowledge.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will pay interest on any debt securities, or one or more predecessor securities, to the person in whose name the debt securities are registered on the regular record date for the applicable interest payment date.

We will pay principal, any premium and interest on the debt securities of a particular series at the office of one or more paying agents that we designate for that series. Unless otherwise stated in the applicable supplemental indenture and prospectus supplement, we will initially designate a corporate trust office of the trustee as our sole paying agent. We will be required to maintain a paying agent in each place of payment for the debt securities.

All money we pay to a paying agent or the trustee for the payment of principal, any premium or interest on any debt security which remains unclaimed for a period of two years after the principal, premium or interest has become due and payable will, upon our request, be repaid to us, and the holder of the debt security may then look only to us for payment of those amounts.

Governing Law

The indenture and the debt securities will be governed by and interpreted in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to our other indebtedness on the terms described in the prospectus supplement relating to such securities. The indenture does not limit the amount of subordinated debt securities which we may issue, nor does it limit our ability to issue any other secured or unsecured debt.

The prospectus supplement relating to any series of subordinated debt securities will disclose the amount of debt of Lesaka that will be senior to those subordinated debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Lesaka, the trustees, the warrant agents, the unit agents or any other agent of Lesaka, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell or dispose of the securities in one or more of the following ways (or in any combination) from time to time:

  through underwriters or dealers;

  directly to a limited number of purchasers or to a single purchaser;

  through agents; or

  through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

  the name or names of any underwriters, dealers or agents;

  the purchase price of such securities and the proceeds to be received by us, if any;

  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  any initial public offering price;

  any discounts or concessions allowed or reallowed or paid to dealers; and

  any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Securities may also be sold in one or more of the following transactions, or in any transactions described in a prospectus supplement:

  block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

  purchase by a broker-dealer as principal and resale by the broker-dealer for its own account;

  a special offering, an exchange distribution or a secondary distribution in accordance with the rules of any exchange on which the securities are listed;

  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise; or

  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

  negotiated transactions;

  at a fixed public offering price or prices, which may be changed;

  at market prices prevailing at the time of sale;

  at prices related to prevailing market prices; or

  at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased. We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us for indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on Nasdaq in the United States and on the JSE in South Africa. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.lesakatech.com. The content of our website is not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering:

  Annual Report on Form 10-K for the year ended June 30, 2022, filed with the SEC on September 9, 2022;

  Current Reports on Form 8-K filed on July 6, 2022 and July 7, 2022; and

  The description of our stock included in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended June 30, 2022, filed with the SEC on September 9, 2022, including any subsequent amendments and reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but were not delivered with this prospectus (excluding exhibits to those documents unless they are specifically incorporated by reference into those documents). You can request those documents from Mr. Chris G.B. Meyer at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa, telephone +27 11 343-2000.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

LEGAL MATTERS

McDermott Will & Emery LLP, Chicago, Illinois, will provide us with an opinion as to certain legal matters in connection with the securities being offered hereby.

EXPERTS

The financial statements of Lesaka Technologies, Inc. incorporated by reference in this prospectus, and the effectiveness of Lesaka Technologies, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in its reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the offerings of the securities described in this registration statement being registered hereby.

SEC registration fee	$32,445	(1)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Transfer agent and trustee fees and expenses		(2)
Rating agency fees		(2)
Miscellaneous		(2)
Total		$(2)

(1) Pursuant to Rule 457(p) under the Securities Act, $42,420 of previously paid filing fees have not been used with respect to certain securities that were previously registered on Form S-3 (Registration No. 333-228713) initially filed with the Securities and Exchange Commission by Lesaka Technologies, Inc. on December 7, 2018. All $350,000,000 of such securities remain unsold and the filing fee therefor is hereby offset against the currently due filing fee. As a result, no fee is being paid in connection with this filing.

(2) Not presently known.

Item 15. Indemnification of Directors and Officers

Section 607.0850(1) of the Florida Business Corporation Act, or FBCA, permits a Florida corporation to indemnify any person who was or is a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation), against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the immediately preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the immediately preceding paragraph. However, no indemnification shall be made for any claim, issue or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

Section 607.0850(4) of the FBCA provides that any indemnification made as set forth to the two immediately preceding paragraphs, unless pursuant to a court determination, shall be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors who were not parties to such proceeding and, if such a quorum is not available, by duly selected independent legal counsel, or by a majority vote of the disinterested security holders. The board of directors may also designate a special committee of disinterested directors to make this determination.

Section 607.0850(3), however, provides that a Florida corporation must indemnify any director, or officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to in Sections 607.0850(1) or (2), or in the defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by him in connection therewith.

Under the FBCA, expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850. Expenses incurred by other employees or agents in such a proceeding may be paid in advance of final disposition thereof upon such terms or conditions that the board of directors deems appropriate.

The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other or further indemnification or advancement of expenses under any bylaw, agreement, vote of security holders or disinterested directors or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

Our amended and restated bylaws provide that we have the power to indemnify any current or former director, officer, employee or agent against any liability arising from any action or suit to the fullest extent permitted by law. Advances against expenses may be made under our bylaws and any other indemnification agreement into which we may enter and the indemnity coverage provided thereunder may include liabilities under the federal securities laws as well as in other contexts. Our bylaws also permit us to purchase and maintain insurance on behalf of any current or former director, officer, employee or agent for any liability incurred by any of them in connection with, or arising out of, their actions in their capacity as our director, officer, employee or agent. Our bylaws also provide that any repeal or modification of the indemnification provisions of the bylaws shall not adversely affect any right or protection of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Reference is made to Article VI of our bylaws, incorporated hereto by reference.

We have entered into indemnification agreements with all of our directors, including directors also serving as officers. In general, these agreements provide that we will indemnify the director or officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

Item 16. Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Johannesburg, South Africa on the 9th day of September, 2022.

LESAKA TECHNOLOGIES, INC.
By:	/s/ Chris G.B. Meyer
Name: Chris G.B. Meyer
Title: Group Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Chris G.B. Meyer and Naeem E. Kola as the undersigned's true and lawful attorneys-in-fact and agents, with full and several power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated and on the dates indicated below.

/s/ Chris G.B. Meyer
Name: Chris G.B. Meyer
Title: Group Chief Executive Officer and Director
(Principal Executive Officer)
Date: September 9, 2022

/s/ Naeem E. Kola
Name: Naeem E. Kola
Title: Group Chief Financial Officer, Treasurer,
Secretary and Director (Principal
Financial and Accounting Officer)
Date: September 9, 2022

/s/ Kuben Pillay
Name: Kuben Pillay
Title: Chairman of the Board and Director
Date: September 9, 2022

/s/ Antony C. Ball
Name: Antony C. Ball
Title: Director
Date: September 9, 2022

/s/ Nonkululeko N. Gobodo
Name: Nonkululeko N. Gobodo
Title: Director
Date: September 9, 2022

/s/ Ian O. Greenstreet
Name: Ian O. Greenstreet
Title: Director
Date: September 9, 2022

/s/ Javed Hamid
Name: Javed Hamid
Title: Director
Date: September 9, 2022

/s/ Steven J. Heilbron
Name: Steven J. Heilbron
Title: Director
Date: September 9, 2022

/s/ Lincoln C. Mali
Name: Lincoln C. Mali
Title: Director
Date: September 9, 2022

/s/ Ali Mazanderani
Name: Ali Mazanderani
Title: Director
Date: September 9, 2022

/s/ Monde Nkosi
Name: Monde Nkosi
Title: Director
Date: September 9, 2022

/s/ Ekta Singh-Bushell
Name: Ekta Singh-Bushell
Title: Director
Date: September 9, 2022

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation of Lesaka Technologies, Inc. (incorporated by reference to Exhibit 3.1 to our Form 8-K filed on May 17, 2022 (SEC File No. 000-31203))
3.2	Amended and Restated By-Laws of Lesaka Technologies, Inc. (as amended through May 2022) (incorporated by reference to Exhibit 3.2 to our Form 8-K filed on May 17, 2022 (SEC File No. 000-31203))
4.1	Form of Indenture between Lesaka Technologies, Inc. and Computershare Trust Company, N.A., as Trustee
4.2	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to our Form 10-K filed on September 9, 2022 (SEC File No. 000-31203))
4.3*	Form of Note
4.4*	Form of Warrant Agreement
4.5*	Form of Unit Agreement
5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of Deloitte & Touche
23.2	Consent of McDermott Will & Emery LLP (included in exhibit 5.1)
24.1	Power of Attorney (included on the signature pages hereto)
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, N.A. with respect to the form of Indenture
107	Calculation of Filing Fee Tables

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* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.